Exhibit 4.3
EXECUTION VERSION
XM SATELLITE RADIO INC.,
as Issuer,
XM 1500 ECKINGTON LLC,
XM INVESTMENT LLC,
XM EQUIPMENT LEASING LLC,
XM RADIO INC.,
XM EMALL INC.,
XM CAPITAL RESOURCES INC.,
XM INNOVATIONS INC., and
EFFANEL MUSIC, INC.,
as Guarantors,
AND
THE BANK OF NEW YORK MELLON,
as Trustee,
THIRD SUPPLEMENTAL INDENTURE
Dated as of April 14, 2010
to
INDENTURE
Dated as of July 31, 2008
13% Senior Notes due 2013

          SUPPLEMENTAL INDENTURE, dated as of April 14 2010, among XM SATELITE RADIO INC., a Delaware corporation (the “Company”), XM 1500 ECKINGTON LLC, a Delaware limited liability company (“Eckington”), XM INVESTMENT LLC a Delaware limited liability company (“Investment”), XM EMALL INC., a Delaware corporation (“EMall”), XM CAPITAL RESOURCES INC., a Delaware corporation (“Capital Resources”), XM INNOVATIONS INC., a Delaware corporation (“Innovations”), EFFANEL MUSIC, INC., a New York corporation (with Eckington, Investment, EMall, Capital Resources and Innovations, each an “Additional Guarantor”), the other Guarantors (as defined in the Indenture referred to herein) and THE BANKOF NEW YORK MELLON, as trustee (the “Trustee”).
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented to the date hereof, the “Indenture”), dated as of July 31, 2008, in connection with the issuance of 13% Senior Notes due 2013 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor will unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor, each Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
          2. AGREEMENT TO GUARANTEE. Each Additional Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
          3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of each Guarantor or Additional Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor or any Additional Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          4. GOVERNING LAW. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

          7. THE TRUSTEE. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor, each Additional Guarantor and the Company.
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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

XM SATELLITE RADIO INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM 1500 ECKINGTON LLC
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM INVESTMENT LLC
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM EQUIPMENT LEASING LLC
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM RADIO INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM EMALL INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM CAPITAL RESOURCES INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM INNOVATIONS INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

EFFANEL MUSIC, INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Sherma Thomas
Sherma Thomas
Senior Associate

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